AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective May 1, 2011 (this “Amendment”), is made by and among GW Capital Management, LLC, doing business as Maxim Capital Management, LLC, a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Franklin Advisers, Inc., a corporation organized under the laws of California and registered as an investment adviser under the Investment Advisers Act of 1940 (the “Sub-adviser”), and Maxim Series Fund, Inc., a Maryland corporation (the “Fund”).

WHEREAS, the Adviser, the Sub-adviser, and the Fund are parties to the Sub-Advisory Agreement dated July 5, 2005 (the “Agreement”) under which the Sub-adviser agreed to act as investment adviser to the Maxim Global Bond Portfolio (the “Portfolio”);

WHEREAS, the Adviser, the Sub-adviser, and the Fund desire to change the name of the Portfolio to “Maxim Templeton Global Bond Portfolio;” and

WHEREAS, the Adviser, the Sub-adviser, and the Fund desire to amend the Agreement, on the terms and conditions set forth herein, to reflect the aforementioned name change.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All references in the Agreement, including without limitation the references contained in Schedules A and B of the Agreement, to “Maxim Global Bond Portfolio” are changed to “Maxim Templeton Global Bond Portfolio.”

2. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the day and year first written above.

GW CAPITAL MANAGEMENT, LLC (d/b/a Maxim Capital Management, LLC)
Witness:

/s/ R.L. Logsdon		By:	/s/ S.M. Corbett

Name:	R.L. Logsdon	Name:	S.M. Corbett

		Title:	President & CEO

MAXIM SERIES FUND, INC.
Witness:

/s/ R.L. Logsdon		By:	/s/ M.C. Maiers

Name:	R.L. Logsdon	Name:	M.C. Maiers

		Title:	Chief Financial Officer

FRANKLIN ADVISERS, INC.
Witness:

/s/ Junny Xie		By:	/s/ Michael J. Hasenstab

Name:	Junny Xie	Name:	Michael J. Hasenstab

		Title:	Senior Vice President